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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-89860 and 333-77831 of John Q. Hammons Hotels, Inc. on Form S-8 of our report dated March 5, 2004, relating to the consolidated financial statements of John Q. Hammons Hotels, Inc. as of and for the years ended January 2, 2004 and January 3, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the December 28, 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) incorporated by reference in this Annual Report on Form 10-K of John Q. Hammons Hotels, Inc. for the year ended January 2, 2004.



DELOITTE & TOUCHE LLP


Cincinnati, Ohio
April 1, 2004